UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2020
Date of Report (Date of Earliest Event Reported)

ITRON, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2111 N. Molter Road, Liberty Lake, Washington 99019
(Address of Principal Executive Offices, Zip Code)

(509) 924-9900
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

On June 17, 2020, Itron, Inc. (Itron or the Company) announced that it has agreed to sell subsidiaries comprising its manufacturing and sales operations in Latin America to buyers led by Instalación Profesional y Tecnologías del Centro S.A. de C.V., a Mexican company doing business as Accell in Brazil (Accell), through the execution of various definitive stock purchase agreements. The sale of these Latin America-based operations is part of the Company’s continued strategy to improve profitability and focus on growing its Networked Solutions and Outcomes businesses in Latin America and throughout the world. The Company will retain the intellectual property rights to its products sold in Latin America. As part of the transaction, the Company will enter into an intellectual property license agreement whereby Accell will pay a royalty on certain products manufactured by Accell using licensed Company intellectual property. In addition, Accell will serve as a distributor for Itron’s Device Solutions, Networked Solutions, and Outcomes product and services offerings in Latin America.

Based on the sales price and the net assets of the five sold subsidiaries, the Company concluded on June 13, 2020 that it will recognize an impairment loss with a range of $50-65 million in the second quarter of 2020. The impairment is driven primarily by the required recognition of $45-55 million in foreign currency translation losses accumulated since the acquisition of these subsidiaries in 2006 and 2007, as well as impairment of long-lived assets with a range of $5-10 million, primarily related to the three owned manufacturing and assembly locations in Argentina, Brazil, and Chile and allocated goodwill. None of the impairment charges are expected to result in future cash expenditures. Accell will assume all recognized liabilities, as well as all future liabilities, of the subsidiaries. Itron has provided no indemnification for any future losses which may be incurred.

The transaction is expected to close by June 30, 2020.

Item 7.01	Regulation FD Disclosure.

A copy of the June 17, 2020 press release announcing the transaction is furnished as Exhibit 99.1 to this report.

We do not expect this sale to have a material impact to our consolidated Revenue nor our Operating Income.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description

99.1	Press Release Dated June 17, 2020.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*This exhibit is intended to be furnished and shall not be deemed "filed" for purposes of the Exchange Act.

Forward Looking Statements
The information presented in this Current Report on Form 8-K contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements may relate to our expectations about, among others, revenues, operations, financial performance, earnings, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives, and they are identified by terms such as “expect”, “will”, “intend”, “believe”, “estimate” and similar expressions. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2019 and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ITRON, INC.

	By:	/s/ JOAN S. HOOPER
Dated: June 17, 2020		Joan S. Hooper
Senior Vice President and Chief Financial Officer